Exhibit 21.1

DELPHI AUTOMOTIVE PLC

All Subsidiaries

Entity Name	Jurisdiction
Delphi Automotive Holdings Limited	United Kingdom
Delphi Automotive LLP	United Kingdom
Delphi Automotive Holdings US Limited	Jersey
Delphi Corporation	Delaware
Delphi Holdfi Luxembourg S.à r.l.	Luxembourg
Delphi Holdings, LLC	Delaware
Delphi Automotive Systems, LLC	Delaware
Delphi Insurance Limited	Ireland
Delphi Trade Management, LLC	Delaware
Delphi Connection Systems, LLC	Delaware
Delphi Connection Systems Holdings LLC	Delaware
Delphi Connection Systems – Tijuana, S.A. de C.V.	Mexico
Delphi Holdfi UK Limited	United Kingdom
Delphi Financial Holdings, LLC	Delaware
Delphi International Services Company, LLC	Delaware
Delphi Medical Systems, LLC	Delaware
Delphi Technologies, Inc.	Delaware
Monarch Antenna, Inc.	Michigan
SpaceForm Welding Solutions, Inc.	Michigan
Delphi Properties Management LLC	Delaware
Delphi Global Real Estate Services, LLC	Delaware
HE Microwave LLC*	Delaware
Delphi International Holdings LLP	United Kingdom
Delphi Automotive Services (Gibraltar) Limited (Gibraltar)	Gibraltar
Delphi International Holdings S.à r.l.	Luxembourg
Delphi Deutschland Technologies GmbH	Germany
Delphi International S.à r.l.	Luxembourg
Closed Joint Stock Company PES/SCC*	Russian Federation
Delphi Automotive Systems Australia Ltd.	Australia
Delphi Automotive Systems Japan, Ltd.	Japan
Delphi Automotive Systems Philippines, Inc.•	Philippines
Delphi Automotive Systems Private Ltd.	India
Delphi Automotive Systems Singapore Pte Ltd	Singapore
Delphi (China) Technical Centre Co. ltd.	Peoples Republic of China
Delphi Automotive Systems (Thailand) Ltd.	Thailand
Delphi Automotive Systems Singapore Investments Pte Ltd	Singapore
Alliance Friction Technology Pvt Ltd.	India
Delphi-TVS Diesel Systems Ltd.*	India
Delphi Automotive Taiwan Ltd.	Taiwan
Delphi China LLC	Delaware
Beijing Delphi Wan Yuan Engine Management Systems Company, Ltd.*	Peoples Republic of China

*Entity is Joint Venture

• Entity in Liquidation

Delphi Automotive Systems (China) Holding Company Limited	Peoples Republic of China
Beijing Delphi Technology Development Company, Ltd.	Peoples Republic of China
Delphi Electrical Centers (Shanghai) Co., Ltd.	Peoples Republic of China
Delphi Electronics (Suzhou) Co. Ltd.	Peoples Republic of China
Delphi Packard Electric Systems Company Ltd.*	Peoples Republic of China
Delphi Packard Tanger SA	Morocco
Shanghai Delphi Automotive Air-Conditioning Systems Co., Ltd.*	Peoples Republic of China
Shenyang Delphi Automotive Air-Conditioning Co. Ltd.	Peoples Republic of China
Wuhan Shenlong Automotive Air-conditioning Co. Ltdl	Peoples Republic of China
Delphi Shanghai Dynamics and Propulsion Systems Co., Ltd	Peoples Republic of China
Delphi Trading (Shanghai) Company Limited	Peoples Republic of China
Shanghai Delphi Emission Control Systems Company, Ltd.*	Peoples Republic of China
Delphi Canada, Inc.	Canada
Delphi Diesel Systems Pakistan (Private) Limited•	Pakistan
Delphi Holdings Spain S.L.	Spain
Daewoo Motor Co., Ltd.	Korea
Delphi Global Holdings S.à r.l.	Luxembourg
Delphi Controladora, S. de R.L. de C.V.	Mexico
Alambrados y Circuitos Eléctricos, S.A. de C.V.	Mexico
Proveedora de Electricidad de Occidente, S.A. de C.V.	Mexico
Centro Técnico Herramental, S.A. de C.V.	Mexico
Delphi Alambrados Automotrices, S.A. de C.V.	Mexico
Delphi Automotive Systems, S.A. de C.V.	Mexico
Delphi Cableados, S.A. de C.V.	Mexico
Delphi de Mexico, S.A. de C.V.	Mexico
Delphi Diesel Systems, S.A. de C.V.	Mexico
Delphi Diesel Systems Service, Mexico, S.A. de C.V.*	Mexico
Delphi Ensamble de Cables y Componentes, S. de R.L. de C.V.	Mexico
Delphi Interior Systems de Mexico, S.A. de C.V.	Mexico
Termoelectrica del Golfo, S. de R.L. de C.V.	Mexico
Delphi Sistemas de Energia, S.A. de C.V.	Mexico
Productos Delco de Chihuahua, S.A. de C.V.	Mexico
Rio Bravo Eléctricos, S.A. de C.V.	Mexico
Sistemas Eléctricos y Conmutadores, S.A. de C.V.	Mexico
Holdcar S.A.	Argentina
Electrotecnica Famar S.A.C.I.I.E.	Argentina
Famar Fueguina, S.A.	Argentina
Delphi Holdings Luxembourg S.á r.l.	Luxembourg
Ondas Media, S.A.	Spain
Delphi Packard Kenitra	Morocco

*Entity is Joint Venture

• Entity in Liquidation

Delphi (UK) Holdings Limited	England and Wales
Delphi Automotive Systems UK Limited	England and Wales
Delphi Automotive Systems (UK) Pension Trustees Limited	England and Wales
Delphi Lockheed Automotive Limited	England and Wales
Delphi Lockheed Automotive Pension Trustees Limited	England and Wales
DEOC Pension Trustees Limited	England and Wales
Delphi Diesel Systems Limited	England and Wales
Delphi Diesel Systems Pension Trustees Limited	England and Wales
Delphi Electronics Overseas Company Ltd.	United Kingdom
Radclive Holdings Limited	United Kingdom
Hartridge Limited	United Kingdom
Delphi Automotive Systems – Portugal S.A.	Portugal
Delphi Automotive Systems Limited Sirketi	Turkey
Delphi Automotive Systems Luxembourg S.A.	Luxembourg
Delphi Automotive Systems Maroc	Morocco
Delphi Automotive Systems Sweden AB	Sweden
Delphi Belgium N.V.	Belgium
Delphi Deutschland GmbH	Germany
Interessengemeinschaft fur Rundkfunkschutzrechte GmbH	Germany
Interessengemeinschaft fur Rundkfunkschutzrechte GmbH Schutzrechtsverwertung & Co. KG	Germany
PROSTEP AG	Germany
Stadeln Genehmigungshaltergesellschaft mbH	Germany
Delphi Deutschland Services GmbH	Germany
Unterstutzungsgesellschaft mbH	Germany
Delphi Diesel Systems Romania Srl	Romania
D2 Industrial Development and Production SRL	Romania
Delphi Financial Services, LLC	Delaware
Delphi France Holding SAS	France
Delphi Automotive Systems Dix SAS	France
Delphi Diesel Systems S.L.	Spain
Delphi France SAS	France
Delphi Italia Automotive Systems S.r.l.	Italy
Diavia Aire, S.A.*	Spain
Delphi Powertrain Systems Korea Ltd.*	Korea
Delphi Holding GmbH	Austria
Closed Joint Stock Company “Delphi Samara”*	Russian Federation
Delphi Packard Austria GmbH & Co. KG	Austria
Delphi Hungary Kft	Hungary
Delphi Holding Hungary Asset Management Limited Liability Company	Hungary
Delphi Thermal Hungary KFT	Hungary
Delphi Poland S.A.	Poland
Delphi Otomotiv Sistemleri Sanayi ve Ticaret Anonim Sirket*	Turkey
Delphi Packard Electric Ceska Republika, S.R.O.	Czech Republic
Delphi Packard Romania SRL	Romania
Delphi Slovensko s.r.o.	Slovak Republic
Delphi Technologies Holding S.á r.l.	Luxembourg

*Entity is Joint Venture

• Entity in Liquidation

Delphi International Investments, LLC	Delaware
Delphi Korea LLC	Korea
Delphi Latin America S.á r.l.	Luxembourg
Delphi Automotive Systems do Brasil Ltda.	Brazil
Noteco Comércio e Participacoes Ltda.	Brazil
BGMD Servicos Automotivos Ltda.	Brazil
Delphi Netherlands Holding B.V.	Netherlands
Delphi Automotive Systems (Netherlands) B.V.	Netherlands
Delphi Mexican Holdings LLC	Michigan
AS Catalizadores Ambientales S.A. de C.V.	Mexico
Delphi Delco Electronics de Mexico, S.A. de C.V.	Mexico
Promotora de Partes Electricas Automotrices S.A. De C.V.*	Mexico
Arcomex S.A. de C.V.	Mexico
Arness Electricos Automotrices, S.A. de C.V.	Mexico
Autoensambles y Logistica, S.A. de C.V.	Mexico
Gabriel de Mexico, S.A. de C.V.	Mexico
Cablena S.L.	Spain
Cordaflex España, S.A.	Spain
Cordaflex, S.A. de C.V.	Mexico
Delphi Packard Electric (Malaysia) Sdn. Bhd.*	Malaysia
Delphi Packard Electric Sielin Argentina S.A.•	Argentina
Delphi Packard España, SL	Spain
Delphi Saginaw Steering Systems UK Limited	England & Wales
Korea Delphi Automotive Systems Corporation	Korea
Changshu KDAC Co., Ltd.	Peoples Republic of China
KDAC (Thailand) Company Limited	Thailand
Mecel AB	Sweden
P.T. Delphi Automotive Systems Indonesia	Indonesia
Packard Korea Inc.*	Korea
Daehan Electronics Yantai Co., Ltd.	Peoples Republic of China
Specialty Electronics (Singapore) Pte Ltd.•	Singapore
TECCOM GmbH	Germany
TecDoc Information Systems GmbH	Germany

*Entity is Joint Venture

• Entity in Liquidation